Exhibit 99.B(h)(2)(iii)

Schedule A

(to the PF Administration Agreement dated January 1, 2020)

Fund Name	Fee
Pacific FundsSM Portfolio Optimization Conservative	0.15%
Pacific FundsSM Portfolio Optimization Moderate-Conservative	0.15%
Pacific FundsSM Portfolio Optimization Moderate	0.15%
Pacific FundsSM Portfolio Optimization Growth	0.15%
Pacific FundsSM Portfolio Optimization Aggressive-Growth	0.15%
Pacific FundsSM Core Income	0.15%
Pacific FundsSM ESG Core Bond	0.15%
Pacific FundsSM ESG Low Duration	0.15%
Pacific FundsSM Floating Rate Income	0.15%
Pacific FundsSM High Income	0.15%
Pacific FundsSM Short Duration Income	0.15%
Pacific FundsSM Small/Mid-Cap	0.15%
Pacific FundsSM Small-Cap	0.15%
Pacific FundsSM Small-Cap Value	0.15%
Pacific FundsSM Strategic Income	0.15%
Pacific FundsSM Ultra Short Income	0.15%
PF Emerging Markets Fund	0.15%
PF Emerging Markets Debt Fund	0.15%
PF Growth Fund	0.15%
PF Inflation Managed Fund	0.15%
PF International Large-Cap Fund	0.15%
PF International Small-Cap Fund	0.15%
PF International Value Fund	0.15%

PF Large-Cap Value Fund	0.15%
PF Managed Bond Fund	0.15%
PF Multi-Asset Fund	0.15%
PF Real Estate Fund	0.15%
PF Short Duration Bond Fund	0.15%
PF Small-Cap Growth Fund	0.15%
PF Small-Cap Value Fund	0.15%

Effective: July 30, 2021

AGREED TO & ACCEPTED BY:

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa

Name:	Howard T. Hirakawa
Title:	Senior Vice President

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa

Name:	Howard T. Hirakawa
Title:	Senior Vice President